Exhibit 99(e)

NUMBER 2

SHARES 255,000,000

INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

PGI FUND I SERIES 2010 INC.

The Corporation is authorized to issue 500,000,000 Common Shares – Par Value $.01 each

This Certifies that ROBERT GANDY is the owner of FIFTY ONE THOUSAND fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated 4/10/2010

SECRETARY-TREASURER

PRESIDENT

NUMBER 3

SHARES 245,000,000

INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

PGI FUND I SERIES 2010 INC.

The Corporation is authorized to issue 500,000,000 Common Shares – Par Value $.01 each

This Certifies that MARCELLOUS MCZEAL is the owner of FORTY NINE THOUSAND fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated 4/10/2010

SECRETARY-TREASURER

PRESIDENT